EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

NANOSENSORS, INC.

SENIOR PROMISSORY NOTE

New York, New York
Issue Date as of: September 16, 2008

FOR VALUE RECEIVED, NANOSENSORS, INC., a Nevada corporation (the “Company”), hereby unconditionally promises to pay to the order of THE GAMING NETWORK, A. G., a Panamanian corporation having its offices c/o Shirley y Asociados, Edificio ADR, Piso 13, Avenida Samuel Lewis, Obarrio, Panama City, Republic of Panama, or its permitted successors or assigns (the “Holder”), the principal sum (“Principal”) of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), or, if less, TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) plus the sum of all Advances (not to exceed $50,000.00), in the lawful money of the United States of America in immediately available funds, on the date and in the amount set forth in this Senior Promissory Note (this “Note”), provided, however, that the aggregate unpaid Principal balance (the “Principal Balance”) of this Note shall in all events be due and payable, on April 30, 2009, or, if earlier, upon (i) the thirtieth day after the occurrence of an Acceleration Event or (ii) the occurrence of an Event of Default (the “Maturity Date”). All Advances and all payments made on account of the principal thereof shall be endorsed by the Holder on the grid attached hereto, which is part of this Promissory Note.

The Company also promises to pay interest (computed on the basis of a 365-day year for actual days elapsed) at said office in like money on the unpaid principal amount of this Note from time to time outstanding at a rate of five percent (5%) per annum simple interest (“Interest”). Interest on this Note shall be payable on the Maturity Date, except as provided in Section 4(c).

The Company further agrees that upon and following an Event of Default (as defined herein) and/or after any stated or any accelerated maturity of the indebtedness evidenced hereby, the aggregate Principal Balance of this Note shall bear Interest (computed daily) at a rate equal to five percent (5%) per annum in excess of the rate then applicable to this Note, payable on demand (“Default Interest Rate”). In no event shall Interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

All payments hereunder shall be made to the Holder unconditionally in full without set-off, counterclaim or, to the extent permitted by applicable law, other defense, and free and clear of, and without reduction for or on account of, any present and future taxes or withholdings, and all liabilities with respect thereto.

All payments shall be made by wire transfer to an account or accounts designated by Holder which shall provide federal wire transfer instructions to the Company.

The following additional terms shall apply to this Note:

1.   DEFINITIONS.

“Advance” means an advance of money made by the Holder to the Company

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks are authorized by law to close in New York, New York.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Letter of Intent” means Letter of Intent, dated May 9, 2008, between the Company and The Gaming Network, A. G., a Panamanian corporation, as amended and extended.

“Liquidation Event” means the (i) institution of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, or to its creditors, as such, or to its assets; or (ii) the liquidation, dissolution or other winding up of the Company, whether voluntary (including without limitation by a vote or action of the Board of Directors of the Company) or involuntary and whether or not involving insolvency or bankruptcy proceedings; (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company; (iv) the admission, in writing, by the Company of its inability to pay its debts as such debts become due or the failure of the Company generally to pay its debts as they come due; or (v) the Company fails to pay the Principal or Interest or any other amounts payable under this Promissory Note when the same becomes due and payable.

“Merger Agreement” means the Merger Agreement contemplated by and as defined in the Letter of Intent.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

All definitions contained in this Promissory Note are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Promissory Note refer to this Promissory Note as a whole and not to any particular provision of this Promissory Note.

2.   INTEREST.

(a) The Holder shall be entitled to receive Interest in cash at the annual rate of 5.0% simple interest per annum payable on the Maturity Date.

(b) All payments made by the Company on this Promissory Note shall be applied first to the payment of accrued and unpaid Interest on this Promissory Note and then to the reduction of the unpaid Principal amount of this Promissory Note. Payments of Principal and Interest shall be deemed made on the date such payment is received in an account or accounts designated by the Holder.

(c) In the event that the date for the payment of any amount payable under this Promissory Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding Business Day and Interest shall continue to accrue on any Principal amount so effected until the payment thereof on such extended due date.

3.   PREPAYMENT.

The Company may prepay the Principal Balance of this Promissory Note, in whole or in part, at any time, without discount or penalty, provided that each such prepayment shall be accompanied by Interest accrued or the amount prepaid to and including the date of prepayment.

4.   ACCELERATION EVENTS; EVENTS OF DEFAULT.

(a)  Acceleration Events. Each of the following events shall be deemed an “Acceleration Event”:

(i) The termination of the Letter of Intent without the Merger Agreement having been executed, or when executed, the Merger Agreement in each case for any reason; or

(ii) The failure of the closing under the Merger Agreement to occur by November 30, 2008, otherwise than by the fault of the Company.

(b)  Events of Default. Each of the following events shall be deemed an “Event of Default”:

(i) The failure of Company to pay Principal, Interest or any other amount payable hereunder within five (5) days after such amount becomes due hereunder; or

(ii) The public announcement of the occurrence of a Liquidation Event.

(b)  If any Acceleration Event or Event of Default shall occur, the Holder may, by notice to the Company, declare the entire unpaid Principal Balance and unpaid accrued Interest in respect thereof of this Promissory Note, and all other amounts payable hereunder, to be (i) due and payable thirty (30) days after such notice is given, in the event that an Acceleration Event shall have occurred or (ii) forthwith due and payable, in the event that an Event of Default shall have occurred, whereupon, all unpaid Principal Balance and unpaid accrued Interest under this Promissory Note and all such other amounts shall become and be due and payable (i) thirty (30) days after such notice is given, in the event that an Acceleration Event shall have occurred or (ii) forthwith, in the event that an Event of Default shall have occurred, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that if a Liquidation Event shall occur, this Promissory Note shall automatically become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company.

(c) Upon the occurrence and during the continuation of an Acceleration Event or an Event of Default, interest shall accrue on the outstanding Principal Balance of this Promissory Note at the Default Interest Rate until such amount is paid in full. Any Interest that accrues at the Default Interest Rate shall be due and payable on the last day of each calendar month (through and including the date of payment).

(d) The remedies of the Holder in this Promissory Note or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in the Holder's discretion. The Company agrees to pay all reasonable costs of collection with respect to amounts owing under this Promissory Note, including, without limitation, reasonable attorneys' fees and disbursements of the Holder.

5. SENIORITY AND SECURITY.

This Promissory Note shall be senior in priority to the general obligations of the Company. The Company will secure its obligations under this note by granting a security interest on its physical assets to the Holder upon demand by the Holder.

6. MISCELLANEOUS.

(a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

(b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Promissory Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after delivery to an overnight courier and (iii) on the Business Day actually received if sent by a reputable courier service, with fees prepaid, addressed as follows:

If to the Holder:	With a copy to:

The Gaming Network, A. G.	John K. FitzGerald, Esq.
c/o Shirley y Asociados	4211 Yonge St., Ste. 202
Edificio ADR, Piso 13	Toronto, Ontario M2P 2A9
Avenida Samuel Lewis, Obarrio	Canada
Panama City, Republic of Panama

T: +507 269-2255	T: +1 416 207-3307
F: +507 269-1552	F: +1 416 352-1456

If to the Company:	With a copy to:

NanoSensors, Inc.	Barry J. Miller, Esq.
Attn: Josh Moser	Casa 9, Calle 5
1475 Veterans Blvd.	Villa Zaita
Redwood City, CA 94063	Las Cumbres, Republic of Panama

P: +1 408 306-5956	+ 507 6747-0100
F: +1 650- 618-1483	+507 237-3710

Either party may from time to time designate by notice delivered in accordance with this Section 6(b), specify a different address for notices, demands and requests hereunder.

(c)  Amendments. No amendment, modification or other change to, or waiver of any provision of, this Promissory Note may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

(d)  Transfer of Promissory Note. The Holder may sell, transfer or otherwise dispose of all or any part of this Promissory Note (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Promissory Note in the Principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new note identical in all respects to this Promissory Note, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Promissory Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)  Lost or Stolen Promissory Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Promissory Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Promissory Note, if mutilated, the Company shall execute and deliver to the Holder a new Promissory Note identical in all respects to this Promissory Note.

(f)  Governing Law; Waiver of Jury Trial. This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction. The Company agrees that any suit for the enforcement of this Promissory Note may be brought in the courts of New York sitting in New York County or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Company by mail at the address set forth in the first paragraph of this Promissory Note. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF ANY DEALINGS AMONG THEM OR ANY ONE OF THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE.

(g)  Successors and Assigns. The terms and conditions of this Promissory Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Promissory Note except as specifically required or permitted pursuant to the terms hereof.

(h)  Usury. This Promissory Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Promissory Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Promissory Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Promissory Note.

(i)  IN WITNESS WHEREOF, the Company has caused this Promissory Note to be signed in its name by its duly authorized officer on the date first above written.

NANOSENSORS, INC.

By: /s/ Robert Baron
Name: Robert Baron
Title: Interim Chief Executive Officer